EMPLOYEE STOCK OPTION AGREEMENT

THIS AGREEMENT made the __ day of __, 2000.

BETWEEN:

                  SPECTRUM SIGNAL PROCESSING INC.
                  200-2700 Production Way
                  Burnaby, B.C. Canada V5A 4X1

                  (hereinafter called the "Company")

                                                           OF THE FIRST PART

AND:

                  ----
                  c/o 200-2700 Production Way
                  Burnaby, B.C. Canada V5A 4X1

                  (hereinafter called the "Purchaser")

                                                           OF THE SECOND PART



WHEREAS:

A.       The Purchaser is an Employee as defined herein;

B. The Company wishes the Purchaser to continue as an Employee and to continue to receive the benefit of his services.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Purchaser to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1. In this Agreement, the following terms shall have the following meanings:

         (a) "Employee" means an employee of the Company or a subsidiary thereof or an employee of a company under contract to provide management services to the Company;

         (b)      "Exchange" means The Toronto Stock Exchange;

         (c)      "Expiry Date" means ___;

         (d) "Insider" means a director or senior officer of the Company, or a director or senior officer of a person that is itself an insider or subsidiary of the Company, or a person whose control or direct or indirect beneficial ownership, or a combination of that control and ownership over securities of the Company extends, not counting securities in respect of which he is acting as an underwriter in the course of a distribution, to securities carrying more than 10% of the voting rights attached to all the Company's outstanding voting securities;

         (e) "Notice of Exercise" means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;

         (f) "Option" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Purchaser by the Company pursuant to paragraph 0 hereof;

         (g) "Optioned Shares" means the common shares of the Company, subject to the Option; and

         (h) "Shares" means the common shares in the capital stock of the Company.

2. The Company hereby grants to the Purchaser as an incentive and in consideration of his services and not in lieu of salary or any other compensation, subject to the terms and conditions hereinafter set forth, the Option to purchase a total of __ (__) Optioned Shares at the price of __ (__) per Optioned Share, to be granted on the dates listed below (the "Vesting Dates"):

         (a)      __ Optioned Shares on __, 19__

         (b)      __ Optioned Shares on __, 19__

         (c)      __ Optioned Shares on __, 19__

3. The Option shall, at 5:00 o'clock p.m., Vancouver time, on the Expiry Date, forthwith expire and terminate and be of no further force or effect whatsoever.

4. In the event of the death of the Purchaser on or prior to the Expiry Date, the Option, or such part thereof as remains unexercised, may be exercised by the personal representative of the Purchaser at any time prior to 5:00 o'clock p.m., Vancouver time, on the first anniversary of the date of death of the Purchaser or prior to 5:00 o'clock p.m., Vancouver time, on the Expiry Date, whichever is the earlier.

5. The Purchaser represents and warrants that he is an Employee. In the event the Purchaser ceases to be an Employee prior to the Expiry Date, the Option shall, at 5:00 o'clock p.m., Vancouver time, on the thirtieth day after the date upon which the Purchaser ceases to be an Employee, terminate and be of no further force or effect whatsoever.

6. In the event that the Purchaser ceases to be an Employee prior to any Vesting Date, the Purchaser shall on the date on which he ceases to be an Employee, be granted that number of Optioned Shares as is equal to the number of Optioned Shares to which the Employee would have been entitled to on the next Vesting Date, multiplied by the number of months following the last Vesting Date that the Purchaser was an Employee, divided by twelve.

7. Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Purchaser or his personal representative giving a Notice of Exercise together with payment (by cash or by certified cheque, made payable to the Company) in full of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

8. Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Purchaser or his personal representative within ten (10) days following receipt by the Company of the Notice of Exercise a certificate in the name of the Purchaser or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise and in respect of which the Company has received payment.

9. Nothing herein contained shall obligate the Purchaser to purchase any Optioned Shares except those Optioned Shares in respect of which the Purchaser shall have exercised his Option in the manner hereinbefore provided.

10. In the event of any subdivision, redivision or change of the Shares of the Company at any time prior to the Expiry Date into a greater number of Shares, the Company shall deliver at the time of any exercise thereafter of the Option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of the Option had been made prior to the date of such subdivision, redivision or change.

11. In the event of any consolidation or change of the Shares of the Company at any time prior to the Expiry Date into a lesser number of Shares, the number of Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option had been made prior to the date of such consolidation or change.

12. The Purchaser shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with paragraph 7 hereof.

13.      Time shall be of the essence of this Agreement.

14. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Purchaser and his personal representative to the extent provided in paragraph 0 hereof.

15. Subject to paragraph 0, this Agreement shall not be transferable or assignable by the Purchaser or his personal representative and the Option may be exercised only by the Purchaser or his personal representative.

16. The granting of the Option and the terms and conditions hereof shall be subject to the approval of the Exchange and, if the Purchaser is an Insider, is further subject to the approval of the shareholders of the Company prior to the exercise of the Option.

17. If at any time during the continuance of this Agreement, the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to the approval of the Exchange and, if the Purchaser is an Insider, shall be subject to the approval of the shareholders of the Company.

18. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

19. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the Company has hereunto caused its corporate seal to be affixed in the presence of its duly authorized officers in that behalf and the Purchaser has hereunto set his hand and seal as of the day and year first above written.

THE COMMON SEAL OF SPECTRUM SIGNAL PROCESSING INC. was   )
hereunto affixed in the presence of:                     )
                                                         )
------------------------------------                     )
Authorized Signatory                                     )         C/S
                                                         )
------------------------------------                     )
Authorized Signatory                                     )
                                                         )
                                                         )


SIGNED, SEALED AND DELIVERED by __ in the presence of:   )
                                                         )
                                                         )
------------------------------------                     )
Name                                                     )
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Address                                                  )   ---------------
------------------------------------                     )   ____
                                                         )
------------------------------------                     )
Occupation                                               )
                                                         )
                                                         )


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